Exhibit 32.1
CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Foodfest International 2000 Inc. (the “Company”) on Form 10-K for the year ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Henry Ender, President, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ended June 30, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the year ended June 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2011

/s/ Henry Ender
Henry Ender President and Chief Executive Officer (Principal Executive Officer)